DIGITAL PAYMENTS PROCESSING LIMITED
FINANCIAL STATEMENTS
Six Months Ended September 30, 2013

DIGITAL PAYMENTS PROCESSING LIMITED
UNAUDITED BALANCE SHEET
September 30, 2013

	Notes
	1	(Rs.)	(US$)
Current Assets
Cash and equivalents		1,030,015	16,377
Advances		8,123,767	129,168
Prepaid expenses		6,036	96

Total Current Assets		9,159,818	145,641

Tangible Assets	5	3,685,551	58,600

Intangible Assets	5	40,028,333	636,450

Other Assets
Deposits		21,666,330	344,495
Organization costs	7	1,220,006	19,398
Due from related party	6	95,047,532	1,511,256

Total Other Assets		117,933,868	1,875,149

Total Assets		170,807,570	2,715,840

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts payable		13,114,373	208,519
Accrued expenses		10,656,809	169,443
Duties and taxes		11,245,824	178,809

Total Current Liabilities		35,017,006	556,770

Shareholders’ Equity
Equity shares of Rs. 10 each,	3
30,000,000 authorized and 880,389 issued and outstanding	3	8,803,890	139,982
Share premium	3	289,235,070	4,598,838
Share Application Money Pending Allotment	3	185,944,000	2,956,510
Accumulated deficit		(348,192,396)	(5,536,259)

Total Shareholders’ Equity		135,790,564	2,159,070

Total Liabilities And Shareholders’ Equity		170,807,570	2,715,840
The accompanying notes are an integral part of these financial statements.

DIGITAL PAYMENTS PROCESSING LIMITED
UNAUDITED STATEMENT OF OPERATIONS
Six Months Ended September 30, 2013

	Notes
		(Rs.)	(US$)
	1
Related Party Revenues		7,185,671	122,156

Costs And Expenses
Related party fees		32,000,000	544,000
Selling, general and administrative expenses		102,743,436	1,746,638
Depreciation and amortization		6,259,290	106,408
Total Costs And Expenses		141,002,726	2,397,046

Operating Loss		(133,817,055)	(2,274,890)

Other income
Interest income	2	(2,305)	(39)
Net loss		(133,814,750)	(2,274,851)

Net loss per share, basic and diluted		(208.960)	(3.550)
Weighted average shares outstanding, basic and diluted		640,395	640,395
The accompanying notes are an integral part of these financial statements.

DIGITAL PAYMENTS PROCESSING LIMITED
UNAUDITED STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY
Six Months Ended September 30, 2013

	Notes	Equity Shares		Share Premium	Equity shares issued	Accumulated Deficit	Total
	1	Shares	(Rs.)	(Rs.)	(Rs.)	(Rs.)	(Rs.)	(US$)
Balance, March 31, 2013		481,439	4,814,390	215,982,320	75,192,250	(214,377,646)	81,611,314	1,493,487
Shares issued		398,950	3,989,500	73,252,750			77,242,250	1,228,152
Shares applications					110,751,750		110,751,750	1,760,953
Net income						(133,814,750)	(133,814,750)	(2,274,851)
Exchange rate effect								(48,671)
Balance, September 30, 2013		1,361,828	8,803,890	289,235,070	185,944,000	(348,192,396)	135,790,564	2,159,070
The accompanying notes are an integral part of these financial statements.

DIGITAL PAYMENTS PROCESSING LIMITED
UNAUDITED STATEMENT OF CASH FLOWS
Six Months Ended September 30, 2013

	1	(Rs.)	(US$)
Cash Flows From Operating Activities
Net loss		(133,814,750)	(2,274,851)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization		6,259,290	106,408
Amortization of organization costs		244,002	4,148
Changes in operating assets and liabilities:
Inventory		988,500	15,717
Advances		(5,915,849)	(94,062)
Prepaid expenses		36,162	575
Deposits		(7,319,477)	(116,380)
Accounts payable		(6,423,601)	(102,135)
Accrued expenses		2,939,492	46,738
Duties and taxes		2,771,700	44,070
Due from related parties	6	(46,697,992)	(742,498)
Net cash used by operating activities		(186,932,523)	(3,112,270)

Cash Flows From Investing Activities
Tangible assets purchased		(563,296)	(8,956)
Net cash used in investing activities		(563,296)	(8,956)

Cash Flows From Financing Activates
Equity shares issued	3	77,242,250	1,228,152
Share applications pending allotment	3	110,751,750	1,760,953
Net cash provided by financing activities		187,994,000	2,989,105

Exchange Rate Effect On Cash		-	138,765

Increase in cash and cash equivalents		498,181	6,645
Cash and equivalents, beginning of year		531,834	9,733
The accompanying notes are an integral part of these financial statements.

DIGITAL PAYMENTS PROCESSING LIMITED
NOTES TO UNAUDITED FINANCIAL STATEMENTS
Six Months Ended September 30, 2013
Digital Payments Processing Limited (“Company”) is a public limited company registered under the provisions of Companies Act, 1956 in India incorporated on February 16, 2012. It is headquartered in Mumbai, India.

1.	Significant Accounting Policies

A.	Basis of Preparation of Financial Statements
The Company is a small and medium sized company as defined in the General Instructions in respect of Accounting Standards notified under the Companies Act, 1956. Accordingly, the Company has complied with the Accounting Standards as applicable to a small and medium sized company.
The financial statements have been prepared and reported in Indian rupees (“Rs.”) under the historical cost convention in accordance with the generally accepted accounting principles in India. With respect to these financial statements, there are no significant differences between generally accepted accounting principals in India and the United States.
Solely for the convenience of readers, the financial statements have been translated into United States dollars at the foreign exchange rate of US$1 = Rs. US $ as published by the United States Federal Reserve Board of Governors for September 28, 2013. No representation is made that the Indian rupee amounts have been, could have been, or could be converted into United States dollars at such a rate or any other rate.

B.	Use of Estimates
The preparation of financial statements requires estimates and assumptions to be made that affect the reported amount of assets and liabilities on the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Difference between the actual results and estimates are recognized in the period in which the results are known or materialize.

C.	Cash and Equivalents
The Company considers cash deposits and all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

D.	Inventory
Inventory is valued at cost or net realizable value, whichever is less.

E.	Revenue Recognition
Revenue is recognized when it is earned and no significant uncertainty exists as to its realization or collection.

F.	Tangible Assets
Fixed assets are stated at cost of acquisition and subsequent improvements thereto, including taxes and duties and other incidental expenses related to acquisition and installation. Depreciation is provided by the “written down value method” at rates prescribed and in the manner specified in India as per schedule XIV of the Companies Act, 1956. Depreciation on additions is provided from the date of purchase.

G.	Investments
Current investments are carried at the lower of cost or fair value. Long-term investments are stated at cost with provisions for diminution in value made only if such a decline is other than temporary.

H.	Employee Benefits
Benefit expense is recognized in the year related service is rendered. Post-employment and other long-term benefits are recognized at the present value of the amounts payable determined using actuarial valuation techniques. Actuarial gains and losses are charged to expense.

I.	Foreign Currency Transactions
Foreign currency transactions are accounted for at the rates prevailing on the dates of the transactions. Any gains or losses arising on account of such transactions are credited or charged to the statement of operations.

J.	Provision for Current and Deferred Tax
Provision for current tax is made on the assessable income at the tax rate applicable to the relevant assessment year. Deferred tax asset and liability is calculated by applying tax rate and tax laws that are enacted or substantively enacted as on the balance sheet date. The deferred tax asset is recognized and carried forward only to the extent that there is a reasonable or virtual (if applicable) certainty that the asset will be realized in future.

K.	Provision Liabilities
Provisions involving substantial degree of estimation in measurement are recognized when there is a present obligation as a result of past events and it is probable that there will be an outflow of resources.

2.	Services Agreement
The Company entered into a services agreement on March 23, 2013, with My Mobile Payments Ltd. (“MMPL”), a public limited company registered under the provisions of Companies Act, 1956 in India, headquartered in Mumbai, India. MMPL owns a payment processing service known as Money on Mobile (“MoM”) that allows individuals to use their cellular phones to make routine payments and to move money using simple text messaging (SMS technology).
The agreement, as amended in September 2013, provides for MMPL engaging the Company to provide support services for its operations in consideration for payments equaling 90% of MMPL’s net. It also provides for the Company to a pay license and augmentation fees totaling Rs.75 million (US$1.4 million) in various tranches to fund the enhancement of MMPL’s intellectual property rights (“IP”) and exclusively license the IP for 14 years.

3.	Share Subscription Agreement
The Company entered into a share subscription agreement on March 23, 2012, with Calpian, Inc. (“Calpian”), a United States public company incorporated in the State of Texas, headquartered in Dallas, Texas. Calpian’s investment in the Company is structured as an initial and second funding totaling Rs.127 million (US$2.4 million), then quarterly tranches of approximately Rs.61 million (US$1.2 million) each occurring over the following 6 quarters and resulting in a total expected investment of Rs.494 million (US$9.3 million). At the end of the investment series, Calpian expects to own approximately 74% of the Company with the remainder held by its management team. At September 30, 2013, Calpian had invested Rs.185.9 million (US$3.0 million) for a 47.9% equity interest in the Company.

4.	Tangible and Intangible Assets
Components at the balance sheet date were:

	Rs.	US$
Computers	2,468,303	39,246
Furniture and fixtures	2,343,188	37,257
Office equipment	640,392	10,182
	5,451,883	86,685
Accumulated depreciation	(1,766,332)	(28,085)
	3,685,551	58,600

	Rs.	US$
Customer List	57,183,333	909,215
Accumulated depreciation	(17,155,000)	(272,764)
	40,028,333	636,450

5.	Related Party Transactions
Transactions with MMPL during the period and amounts receivable at September 30, 2013 included:

	Rs.	US$
My Mobile Payments Limited:
Revenues	7,185,671	122,156
Fees	32,000,000	544,000
Inventory purchase	24,000,000	408,000
Payable at year end	95,047,532	1,511,256

Equity share transactions during the period:

	Shares	Rs.	US$
With founding shareholders:
Shares paid up	205,000	2,050,000	32,595
With Calpian, Inc.:
Shares paid up	193,950	75,192,250	1,195,557
Equity shares issued	—	110,751,750	1,760,953

6.	Organization Costs
Expenses incurred by the Company prior to the incorporation are being amortized over 5 years.

7.	Employee Benefit Plans
Define Contribution Plan: Company recognized an expenditure of Rs. 318,309 (US$5,411) under the define contribution plan.
Define Benefit Plan: The gratuity liability is determined based on actuarial valuation using the projected unit credit method which recognizes each period of service as giving rise to additional units of employee benefit entitlement and measures each unit separately to build up the final obligation. As per the valuation done by the Company’s actuary, there is no liability towards gratuity at March 31, 2013.